Report of Independent Auditors on Schedules






The Board of Directors and Stockholder
Principal Life Insurance Company


We have audited the consolidated financial statements of Principal Life Insurance Company (the Company) as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and have issued our report thereon dated February 1, 2002 (included elsewhere in this Form S-6). Our audits also included the financial statement schedules listed as Item 3 of the Exhibits of this Form S-6. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ Ernst & Young LLP

Des Moines, Iowa
February 1, 2002

 Schedule I - Summary of Investments - Other Than Investments in Related Parties
                             As of December 31, 2001

                                                                                                             Amount as shown
                                                                                                            in the Statement
                                                                                                               of Financial
Type of Investment                                                          Cost              Value             Position
---------------------------------------------------------------------    ------------    ------------------   --------------
                                                                                            (in millions)
Fixed maturities, available-for-sale:
-----------------------------------------------------------------------------------------------------------------------------------
   U.S. Treasury securities and obligations of U.S.
      Government corporations and agencies........................    $        15.1    $        15.1      $           15.1
   States, municipalities and political subdivisions..............            302.1            317.6                 317.6
   Foreign governments............................................            555.5            603.5                 603.5
   Public utilities...............................................          3,242.5          3,280.5               3,280.5
   Convertibles and bonds with warrants attached..................                -                -                     -
   Redeemable preferred...........................................            373.9            374.5                 374.5
   All other corporate bonds......................................         18,045.8         18,552.2              18,552.2
Mortgage-backed and other asset-backed securities.................          5,642.5          5,864.0               5,864.0
                                                                      -------------    -------------      ----------------
      Total fixed maturities, available-for-sale..................         28,177.4         29,007.4              29,007.4

Fixed maturities, trading.........................................             17.0             17.8                  17.8

Equity securities, available-for-sale Common stocks:
   Banks, trust and insurance companies...........................              9.0             12.0                 12.0
   Industrial, miscellaneous and all other........................            595.9            531.6                 531.6
Non-redeemable preferred stock....................................            255.7            255.1                 255.1
                                                                      -------------    -------------      ----------------
      Total equity securities, available-for-sale.................            860.6            798.7                 798.7

Mortgage loans....................................................         10,976.9             xxxx              10,884.6

Real estate, net:
   Real estate acquired in satisfaction of debt(1)................             49.8             xxxx                  45.2
   Other real estate(1)...........................................            920.5             xxxx                 905.3
Policy loans......................................................            831.9             xxxx                 831.9
Other investments(2)..............................................            615.0             xxxx                 615.5
                                                                      -------------                       ----------------
      Total investments...........................................    $    42,449.1             xxxx      $       43,106.4
                                                                      =============    -------------      ================

(1) The amounts shown in the Statement of Financial Position for real estate differ from cost due to properties which were determined to be impaired. The cost bases of these properties are reduced to fair value. Real estate expected to be disposed is carried at the lower of cost or fair value, less cost to sell, with valuation allowances established.

(2) The amount shown in the Statement of Financial Position for other investments differs from cost due to accumulated earnings from minority interests in unconsolidated entities and properties owned jointly with venture partners and operated by the partners.

See accompanying report of independent auditors.

                     Schedule III - Supplementary Insurance
               Information As of December 31, 2001, 2000 and 1999
                      and for each of the years then ended

                                                                                        Future
                                                                   Deferred             Policy         Contractholder
                                                                    Policy             Benefits           and Other
                                                                  Acquisition         and Claims        Policyholder
Segment                                                              Costs                                  Funds
                                                                 --------------      -------------    ------------------
                                                                                     (in millions)
2001:
U.S. Asset Management and Accumulation........................  $     411.6         $    6,463.2       $  23,421.7
Life and Health Insurance.....................................        910.7              6,544.4           1,880.2
Mortgage Banking..............................................          -                    -                 -
Corporate and Other...........................................          -                    4.1             (60.7)
                                                                ------------        ------------       ------------
   Total......................................................  $   1,322.3         $   13,011.7       $  25,241.2
                                                                ==============      ============       ===========

2000:
U.S. Asset Management and Accumulation........................  $     368.9         $    6,065.5       $  23,046.1
Life and Health Insurance.....................................        926.6              6,304.5           1,799.0
Mortgage Banking..............................................          -                    -                 -
Corporate and Other...........................................         37.8                209.6              52.5
                                                                ------------        ------------       ------------
   Total......................................................  $   1,333.3         $   12,579.6       $  24,897.6
                                                                ============        ============       ===========

1999:
U.S. Asset Management and Accumulation........................  $     426.2         $    5,675.1       $  23,515.7
Life and Health Insurance.....................................        983.1              6,097.1           1,623.2
Mortgage Banking..............................................          -                    -                 -
Corporate and Other...........................................         21.6                840.0              57.8
                                                                ------------        ------------       ------------
   Total......................................................  $   1,430.9         $   12,612.2       $  25,196.7
                                                                ============        ============       ===========

See accompanying report of independent auditors.

                     Schedule III - Supplementary Insurance
                Information, (continued) As of December 31, 2001,
               2000 and 1999 and for each of the years then ended

                                                                                                 Amortization
                                                                                   Benefits,     of Deferred
                                                   Premiums and         Net        Claims and       Policy          Other
                                                      Other         Investment     Settlement    Acquisition      Operating
Segment                                           Considerations    Income (1)      Expenses          Costs      Expenses(1)
-------                                           --------------    ----------      --------    -------------    -----------
                                                                                  (in millions)
2001:
U.S. Asset Management and Accumulation........    $      766.3     $  2,399.9    $   2,583.1     $    64.8      $    620.2
Life and Health Insurance.....................         3,011.1          678.6        2,491.0          92.0           740.6
Mortgage Banking..............................             -            (11.9)           -             -             552.3
Corporate and Other...........................            18.3          144.1           18.3           0.8            69.0
                                                  --------------------------------------------------------------------------
   Total  ....................................    $    3,795.7     $  3,210.7    $   5,092.4     $   157.6       $ 1,982.1
                                                  ==========================================================================
2000:
U.S. Asset Management and Accumulation........    $      525.4     $  2,302.8    $   2,310.6     $   123.6         $ 529.2
Life and Health Insurance.....................         3,250.5          642.1        2,659.4         113.0           798.6
Mortgage Banking..............................             -            (16.1)           -             -             282.7
Corporate and Other...........................           153.4          186.7          177.1           2.0           211.8
                                                  --------------------------------------------------------------------------
    Total ....................................    $    3,929.3     $  3,115.5    $   5,147.1     $   238.6      $  1,822.3
                                                  ==========================================================================

1999:
U.S. Asset Management and Accumulation........    $      566.7     $  2,289.0    $   2,335.3     $    60.3      $    499.9
Life and Health Insurance.....................         3,190.6          614.7        2,714.9         111.7           760.4
Mortgage Banking..............................             -              3.3            -             -             310.8
Corporate and Other...........................           180.3          138.8          210.7           1.8           122.4
                                                  -------------------------------------------------------------------------
   Total  ....................................    $    3,937.6     $  3,045.8    $   5,260.9     $   173.8       $ 1,693.5
                                                  =========================================================================

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change by segment if different methods were applied.

See accompanying report of independent auditors.

                            Schedule IV - Reinsurance
   As of December 31, 2001, 2000 and 1999 and for each of the years then ended

                                                                                                               Percentage
                                                                    Ceded to         Assumed                    of Amount
                                                      Gross           Other        from Other         Net      Assumed to
                                                     Amount         Companies       Companies        Amount        Net
                                                     ------         ---------       -----------   ----------- ------------
                                                                                 ($ in millions)
2001:
Life insurance in force.......................    $   154,964.9   $    25,813.0    $   1,391.9    $  130,543.8        1.1%
                                                  =============   =============    ===========    ============

Premiums:
   Life insurance.............................    $     1,756.5   $        48.9    $      56.0    $    1,763.6        3.2%
   Accident and health insurance..............          2,243.3           211.2             -          2,032.1          -%
                                                  -------------   -------------    -----------    ------------
      Total...................................    $     3,999.8   $       260.1    $      56.0    $    3,795.7        1.5%
                                                  =============   =============    ===========    ============

2000:
Life insurance in force.......................    $   165,912.8   $    23,094.5    $   1,173.9    $  143,992.2        0.8%
                                                  =============   =============    ===========    ============

Premiums:
   Life insurance.............................    $     1,750.4   $        48.5    $      24.6    $    1,726.5        1.4%
   Accident and health insurance..............          2,324.4           121.6             -          2,202.8         -%
                                                  -------------   -------------    -----------    ------------
      Total...................................    $     4,074.8   $       170.1    $      24.6    $    3,929.3        0.6%
                                                  =============   =============    ===========    ============

1999:
Life insurance in force.......................    $   167,173.0   $    17,529.2    $     243.8    $  149,887.6        0.2%
                                                  =============   =============    ===========    ============

Premiums:
   Life insurance.............................    $     1,829.9   $        38.5    $       3.8    $    1,795.2        0.2%
   Accident and health insurance..............          2,160.1            18.0            0.3         2,142.4         -%
                                                  -------------   -------------    -----------    ------------
      Total...................................    $     3,990.0   $        56.5    $       4.1    $    3,937.6        0.1%
                                                  =============   =============    ===========    ============

See accompanying report of independent auditors.